Exhibit 1.1

WISCONSIN PUBLIC SERVICE CORPORATION

DEBT SECURITIES

UNDERWRITING AGREEMENT

New York, New York

August 10, 2026

To the Underwriters set forth
on Schedule A hereto

Ladies and Gentlemen:

Wisconsin Public Service Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell to one or more underwriters (collectively, the “Underwriters”) named in Schedule A to this underwriting agreement (this “Agreement”) $300,000,000 aggregate principal amount of the Senior Notes, 6.05% Series Due August 15, 2056 (the “Securities”). The Securities will be issued under an indenture, dated as of December 1, 1998, between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Bank Milwaukee, N.A.), as Trustee (the “Trustee”), as amended and supplemented to the date hereof (the “Original Indenture”) and to be further supplemented by the Eighteenth Supplemental Indenture to be dated as of August 13, 2026, creating the series in which the Securities are to be issued (the “Supplemental Indenture to the Indenture”). The term “Indenture”, as used herein, means the Original Indenture as supplemented by the Supplemental Indenture to the Indenture.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as their representatives identified on Schedule A hereto (the “Representatives”) deem advisable after this Agreement has been executed and delivered.

SECTION 1.           Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (File No. 333-279582), which has become effective (including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), for the registration under the 1933 Act of the Securities; and no stop order suspending its effectiveness has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule, and as amended at the date of this Agreement, including the exhibits thereto, and the information deemed a part thereof pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), is hereinafter called the “Registration Statement.” The form of prospectus included in such Registration Statement is hereinafter called the “Basic Prospectus,” and the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated August 10, 2026 relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the “Preliminary Prospectus Supplement”), is hereinafter referred to as the “Preliminary Prospectus.” The Basic Prospectus, as amended or supplemented in final form, including by a prospectus supplement relating to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”), is hereinafter referred to as the “Prospectus.” The Company will file with the Commission the Prospectus Supplement in accordance with Rule 424(b). As filed, the Prospectus Supplement, together with the Basic Prospectus and any documents incorporated by reference therein, shall contain all information required by the 1933 Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, the Prospectus Supplement shall be in all substantive respects in the form furnished to the Representatives prior to the Applicable Time (as defined below) or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Applicable Time, will be included or made therein. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

“Applicable Time” shall mean 2:35 P.M. (New York City time) on the date of this Agreement.

(ii)            No Misstatements or Omissions. (i) As of the Effective Date and as of the applicable effective date of any subsequent amendment to the Registration Statement (including the filing of any document incorporated by reference in the Registration Statement) that becomes effective prior to the Closing Time (as defined in Section 2(b)), the Registration Statement, as then amended as of any such time, and the Indenture, complied or will comply, as the case may be, in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the 1934 Act and the respective rules thereunder, (ii) as of the date hereof, and as of the date of any further supplement to the Prospectus, the Prospectus, as then amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the 1933 Act, the 1939 Act and the 1934 Act and the respective rules thereunder, (iii) as of the Effective Date and as of the applicable effective date of any subsequent amendment to the Registration Statement that becomes effective prior to the Closing Time, the Registration Statement, as then amended as of such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iv) the Disclosure Package (as defined below) does not, and at the Applicable Time and at the Closing Time, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of the date hereof, as of the date of any further supplement to the Prospectus and as of the Closing Time, the Prospectus, as then amended or supplemented as of such time, did not or will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act of the Trustee (the “Form T-1”) or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement and the Prospectus.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule B hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

(iii)          Free Writing Prospectuses. At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and does not and will not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. Except for the Free Writing Prospectuses, if any, identified in Schedule B hereto, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Free Writing Prospectus.

(iv)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(v)           Authorization of the Indenture. The Original Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture to the Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company; the Indenture has been duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

(vi)          Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(vii)         Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(viii)        Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment (through acceleration or otherwise), in each case prior to its stated maturity, of all or a portion of such indebtedness by the Company.

(ix)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) or state securities laws.

(x)           Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xi)          Independent Public Accountants. The registered public accounting firm that certified the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in the Registration Statement, Disclosure Package and Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(xii)         State Regulatory Approvals. The Company has obtained all requisite approvals of the Public Service Commission of Wisconsin (the “PSCW”) and the Iowa Utilities Board, if any, for the issuance and sale by the Company of the Securities to the Underwriters under this Agreement.

(xiii)         OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is a person currently listed on any publicly available sanctions-related list of designated persons maintained by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”) on its official website, http://www.treasury.gov/resource-center/sanctions/, or any replacement website (a “Sanctioned Person”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person that at the time of such funding, is subject to any U.S. Sanctions administered by OFAC.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)            Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price equal to 98.686% of the principal amount thereof, the principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)            Payment. Payment of the purchase price for, and delivery of certificates representing, the Securities shall be made at the headquarters of the Company’s parent company, WEC Energy Group, Inc., 231 W. Michigan Street, Milwaukee, Wisconsin 53203, or at such other place as shall be agreed upon by the Representatives and the Company at 8:00 A.M. (Central Time) on August 13, 2026 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available or next day funds as set forth in Schedule A to a bank account(s) designated by the Company against delivery (to or for the account of the Representatives for the respective accounts of the Underwriters) of certificates representing the Securities to be purchased by them. It is understood that each Underwriter has authorized Mizuho Securities USA LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

(c)            Denominations; Registration. The delivery of the Securities shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York or its designee, and the Representatives shall accept such delivery. The certificate representing the Securities will be made available for examination by the Representatives not later than 11:00 A.M. (Central Time) on the business day prior to the Closing Time.

(d)            Free Writing Prospectuses. Each Underwriter, severally and not jointly, agrees that, except for the information contained in the Free Writing Prospectuses identified in Schedule B hereto, or any free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act, such Underwriter has not prepared, used or referred to, and will not, without the Company’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(e)            In relation to the United Kingdom (“UK”), each Underwriter has not offered, sold or otherwise made available and will not offer, sell or otherwise make available to any retail investor in the UK any of the Securities.

For the purposes of paragraph (a), a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the EUWA); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024.

Each Underwriter represents, warrants and agrees that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the UK.

(f)            Each Underwriter hereby represents and agrees that solely in connection with the offering of the Securities, it has not made and will not make an offer of, or otherwise made or will make available, the Securities to any retail investor in the European Economic Area. For the purposes of this provision, “a retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended).

SECTION 3.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) within the time prescribed under Rule 424(b) and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use that has been received by the Company or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the 1933 Act against the Company or related to the offering. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued or any notice objecting to the use of the Registration Statement is issued, to obtain the lifting thereof at the earliest possible moment. The Company will prepare a final term sheet, which shall be previously approved by the Representatives, and will file such pricing term sheet pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(b)            Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as the Representatives may reasonably request.

(c)            Filing of Amendments. At any time when a prospectus is required to be delivered in connection with sales of Securities under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(d)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, two reproduced copies of an original signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one reproduced copy of an original signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) except to the extent permitted by Regulation S-T under the 1933 Act.

(e)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus relating to the Securities as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

(f)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g)            Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(h)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Restriction on Sale of Securities. Until the business day following the Closing Time, the Company will not, without the prior written consent of the Representatives, sell or contract to sell or announce the offering of, any debt securities of the Company with characteristics and terms similar to those of the Securities.

(k)            Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.          Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form T-1) as originally filed and of each amendment thereto, (ii) the preparation, printing, reproduction and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates representing the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, other advisors and registered public accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, reproduction and delivery to the Underwriters of any blue sky or legal investment survey (provided that such fees and disbursements shall not exceed $3,000), (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities and (ix) the fees and expenses incurred in connection with the listing, if applicable, of the Securities on any exchange.

(b)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall have been initiated or threatened by the Commission. The pricing term sheet contemplated by Section 3(a) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed by the Company with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act.

(b)            Opinion and Disclosure Letter of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion and disclosure letter, each dated as of Closing Time, of (i) Troutman Pepper Locke LLP, counsel for the Company, to the effect set forth in Exhibit A-1 hereto and (ii) Joshua M. Erickson, Esq., the Vice President and Deputy General Counsel of WEC Business Services LLC, to the effect set forth in Exhibit A-2 hereto, each in form and substance satisfactory to the Representatives and to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters and to such further effect as the Representatives and counsel to the Underwriters may reasonably request. In giving such opinion, Troutman Pepper Locke LLP may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. In giving such opinion, Joshua M. Erickson may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives, which shall include an opinion of Nyemaster Goode, P.C., Iowa Counsel to the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trustee and public officials.

(c)            Opinion and Disclosure Letter of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion and disclosure letter, each dated as of Closing Time, of Hunton Andrews Kurth LLP, the counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel for the Company, including such counsel referred to above in Section 5(b) hereof, or other counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, and certificates of the Trustee and public officials.

In addition, such counsel shall state in the disclosure letter that they have participated in conferences with officers and other representatives of the Company, representatives of and counsel to the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus, the Registration Statement and the Disclosure Package and related matters were discussed, and that given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of such documents, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and have made no independent check or verification thereof (except as otherwise indicated in such letter). Such counsel shall further state that, on the basis of the foregoing, no facts have come to their attention that lead them to believe that the Registration Statement, as of the date of the Underwriting Agreement, or any subsequent amendment thereto, at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or the Disclosure Package, taken together as a whole, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel express no comment with respect to the Form T-1, the financial statements, including the notes thereto, or any other financial or statistical data set forth, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the Disclosure Package or the information contained in the Registration Statement under the caption “Certain Terms of the Notes – Book-Entry Only Issuance – The Depository Trust Company”).

(d)            Officer’s Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Prospectus and the Disclosure Package (a “Material Adverse Change”), and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer, chief accounting officer or treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects, with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

(e)            Accountant’s Comfort Letter. At the time this Agreement is executed and delivered by the parties hereto, the Representatives shall have received a letter dated the date hereof from the Company’s independent public accountants for the periods covered by their respective reports included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and the applicable interim periods), in form and substance satisfactory to the Representatives and to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(f)            Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from the Company’s independent public accountants referred to in subsection (e) of this Section, a letter dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)            Maintenance of Rating. At Closing Time, the Securities shall be rated by each of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global Inc. (“S&P”) and Fitch Ratings, Inc. (“Fitch”), as set forth in the Issuer Free Writing Prospectus identified in Schedule B hereto. Since the Applicable Time, (i) there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by Moody’s, S&P or Fitch, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(h)            Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto); and provided, further, that the indemnity agreement in this paragraph (a) with respect to the Preliminary Prospectus and other information included in the Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or other liabilities purchased Securities, or any person controlling such Underwriter, to the extent that (i) prior to the Applicable Time the Company shall have notified such Underwriter that the Preliminary Prospectus or other information included in the Disclosure Package contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected Preliminary Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter and filed with the Commission far enough in advance of the Applicable Time so that such corrected Preliminary Prospectus or Issuer Free Writing Prospectus could have been conveyed to such person prior to the Applicable Time, (iii) such corrected Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Applicable Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected Preliminary Prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person prior to the Applicable Time. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or any amendment thereto, or any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

(c)            Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing within a reasonable period of time of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the applicable indemnified parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual parties to such claim or action or have been threatened to become parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter in writing through the Representatives and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.          Termination of Agreement.

(a)            Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including any terrorist activity), the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably acceptable to the Company, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)            if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportion that its respective underwriting obligation hereunder bears to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to: BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, Attention: Legal Department, Fax No.: (212) 702-1205; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax No.: (646) 291-1469; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Fax No.: (212) 205-7812; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax No.: (212) 507-8999 and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Fax No.: (646) 434-3455. Notices to the Company shall be directed to it at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, attention of Treasurer, Fax No.: (414) 221-2125.

SECTION 12.        Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 14.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.        Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 16. Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 16, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 17. Nature of Underwriters’ Obligations. The Company acknowledges that in connection with the offering of the Securities: (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

WISCONSIN PUBLIC SERVICE CORPORATION

By:	/s/ Anthony Reese
Name:	Anthony Reese
Title:	Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
Name:	Mark Spadaccini
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

Mizuho Securities USA LLC

By:	/s/ W. Scott Trachsel
Name:	W. Scott Trachsel
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Natalie Smithson
Name:	Vice President
Title:	Natalie Smithson

MUFG Securities Americas Inc.

By:	/s/ Maheen Baig
Name:	Maheen Baig
Title:	Managing Director

For themselves and the other Underwriters named in Schedule A to the foregoing Agreement.

SCHEDULE A

WISCONSIN PUBLIC SERVICE CORPORATION

Debt Securities

Underwriter	Aggregate Principal Amount of Securities
BMO Capital Markets Corp.	$54,000,000
Citigroup Global Markets Inc.	54,000,000
Mizuho Securities USA LLC	54,000,000
Morgan Stanley & Co. LLC	54,000,000
MUFG Securities Americas Inc.	54,000,000
Siebert Williams Shank & Co., LLC	30,000,000
Total	$300,000,000

Representatives: BMO Capital Markets Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc.

Proceeds to issuer (before offering expenses): $296,058,000

Sch. A-1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

Pricing Term Sheet dated August 10, 2026

Sch. B-1

Exhibit A-1

FORM OF OPINION AND DISCLOSURE LETTER OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the “Underwriting Agreement”) to which this Exhibit A-1 is attached.

(i)            The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(ii)            The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(iii)           The statements set forth in the Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” insofar as they purport to constitute summaries of matters of United States federal income tax law, constitute accurate summaries in all material aspects subject to the qualifications set forth therein.

(iv)           The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); we confirm to you, based solely on our review of the Commission’s “Stop Orders” web page (https://www.sec.gov/litigation/stoporders.shtml), that, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, (b) no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted or are pending or threatened by the Commission.

(v)            The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

We have participated in conferences with officers and other representatives of the Company, representatives of and counsel to the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus, the Registration Statement and the Disclosure Package and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of such documents, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Disclosure Package or the Prospectus and have made no independent check or verification thereof (except as indicated in paragraph (i) above). On the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement, as of the date of the Underwriting Agreement, or any subsequent amendment thereto, at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted, as of its date, or omits, as of the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Disclosure Package, taken together as a whole, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been asked to comment and express no opinion or belief with respect to the Form T-1, the financial statements, including the notes thereto, or any other financial or statistical data set forth, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the Disclosure Package or the information contained in the Registration Statement under the caption “Certain Terms of the Notes – Book-Entry Only Issuance – The Depository Trust Company”).

Exhibit A-1-1

On the basis of the foregoing, the Registration Statement, as of the date of the Underwriting Agreement, any subsequent amendment thereto, as of its effective date, and the Prospectus, as of its issue date, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Exchange Act Documents incorporated by reference in the Prospectus, as of their respective dates of filing with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, except that in each case, we express no opinion as to the financial statements or other financial or statistical data contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the documents incorporated by reference in the Registration Statement or the Prospectus and we express no opinion as to the Form T-1 or the information contained in the Registration Statement under the caption “Certain Terms of the Notes – Book-Entry Only Issuance – The Depository Trust Company”.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, representatives of the Trustee and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

For purposes of such opinion, “Exchange Act Documents” shall mean the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and the Company’s Current Reports on Form 8-K filed on January 8, 2026 and April 1, 2026 (with respect to Item 8.01 only).

Exhibit A-1-2

Exhibit A-2

FORM OF OPINION AND DISCLOSURE LETTER OF COMPANY’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the “Underwriting Agreement”) to which this Exhibit A-2 is attached.

(i)            The Company has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin.

(ii)            The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)           The Indenture has been duly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(v)            The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact the Underwriting Agreement provides I need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and are entitled to the benefits of the Indenture.

(vi)            To the best of my knowledge, there are no statutes or regulations that are required to be described in the Disclosure Package or the Prospectus that are not described as required.

(vii)            All descriptions in the Registration Statement of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

A-2-1

(viii)            To the best of my knowledge, the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except for any such default that would not have a Material Adverse Effect.

(ix)            All requisite approvals of the PSCW for the issuance and sale by the Company of the Securities to the Underwriters under the Underwriting Agreement have been obtained; and the Securities have been issued and sold to the Underwriters by the Company in conformity with the order of such commission issued with respect thereto. I know of no other approvals of regulatory authorities required in connection with the foregoing matters, other than approvals which may be required under state securities laws (as to which I express no opinion).

(x)            The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches, defaults or similar events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

(xi)            The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

A-2-2

I, or members of my staff, have participated in conferences with officers and other representatives of the Company, counsel to and representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus, the Registration Statement and the Disclosure Package and related matters were discussed. Given the character of determinations involved in the preparation of such documents, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and have made no independent check or verification thereof (except as otherwise indicated above). On the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement, as of the date of the Underwriting Agreement, or any subsequent amendment thereto, at the time such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted, as of its date, or omits, as of the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Disclosure Package, taken together as a whole, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been asked to comment and express no opinion or belief with respect to the Form T-1, the financial statements, including the schedules and notes thereto, or any other financial or statistical data set forth, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the Disclosure Package or the information contained in the Registration Statement under the caption “Certain Terms of the Notes – Book-Entry Only Issuance – The Depository Trust Company”).

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company, representatives of the Trustee and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives, including, in the case of Iowa law, upon the opinion of Nyemaster Goode, P.C., Iowa counsel to the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

A-2-3